EXHIBIT 10.11












                          ENGAGEMENT AGREMEMENT BETWEEN
                          BIOQUEST INTERNATIONAL, INC.
                                       AND
                            RAYMOND J. STEWART, ESQ.

                                 Law Offices of

                               Raymond J. Stewart

                              1350 Eye Street, N.W
                                    Suite 200
                              Washington, DC 20005

Telephone:  202.312.8469
            301.654.4195                                       Fax: 301.654.4195
email: StewartAdv@yahoo.com

June 6, 2000

Mr. Peter J. Ewens
Chief Executive Officer
BioQuest International, Inc.
11217 Silverleaf Drive
Fairfax Station, VA 22039

Re:   Legal Services

Dear Mr. Ewens:

         This will confirm that you wish to engage my law firm to represent BioQuest International, Inc. ("BioQuest") in connection with advice regarding its development and execution of a business form and strategy.

            We bill on a monthly basis, detailing costs advanced and legal services rendered. Payment is due within thirty (30) days. Our bills will be for the reasonable value of the legal services rendered, based on the factors set forth in the relevant Code of Professional Responsibility governing lawyers. These factors include the time and labor expended, the novelty and difficulty of the questions involved, the skill required to perform these services, the nature of the matter involved, the results obtained, the time limitations imposed, and our customary hourly billing rates. For your information, my current hourly rate is $250.00. We bill disbursements at the law firm's cost.

            My law firm's policy requires that a new client provide us with a retainer/advance amount before we take on representation. In your case, we request that you provide us with a $7,500.00 retainer that will be applied to the attorneys' fees and disbursements incurred as we proceed.

           Unless you require some different procedure, we will send you an itemized invoice indicating the full description of our services. In the event that reimbursement for costs advanced or services rendered is delinquent, we reserve the right to withdraw our representation.

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         If you approve,  please sign this letter in the space  indicated  below and return the original to me, along with your check in the amount of $7,500.00. In closing, I look forward to working with you and BioQuest and appreciate the opportunity to be of service.

                                Very truly yours,

                                /s/ Raymond J. Stewart
                                ----------------------
                                Raymond J. Stewart




Accepted:

BioQuest International, Inc.

By: /s/ Peter J. Ewens
----------------------
Peter J. Ewens